EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We have issued our report dated March 7, 1997 accompanying the consolidated financial statements included in the Annual Report of CHS Electronics, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 for CHS Electronics, Inc.'s 1996 Chief Executive Officer Option Plan and the 1997 Chief Executive Officer Stock Option Plan.




/S/ GRANT THORNTON, LLP
-------------------------
Grant Thornton, LLP

Miami, Florida
November 14, 1997